SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                February 23, 1996

                                MICROLYTICS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-16069
                            (Commission File Number)


                                   41-1464586
                     (I.R.S. Employer Identification Number)


            Two Tobey Village Office Park, Pittsford, New York 14534
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's Telephone Number Including Area Code:

                                 (716) 248-9150

Item 5.   Other Events.

     See the following press release, dated February 23, 1996, announcing the resignation of Roy W. Haythorn, as President, Chief Executive Officer, and Chairman of the Board, and Gregory J. Gordon, as Vice President and Chief Financial Officer, of Microlytics, Inc.


                        HAYTHORN RESIGNS FROM MICROLYTICS


          PITTSFORD, NEW YORK, February 23, 1996 - The Board of Directors of Microlytics, Inc. (OTC.MYCX) announced today that Mr. Roy W. Haythorn, who has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since 1993, will be leaving the Company, effective immediately. In addition, Gregory J. Gordon, who has served as Vice President and Chief Financial Officer since 1993, resigned as of January 1, 1996. Mr. Robert C. Harris, Jr., Board member, will assume the position of Chairman of the Board while the Company commences a search to select a new Chief Executive Officer.

          Mr. Harris said that Microlytics has created a new management committee which will consist of, in addition to Mr. Harris, Messrs. Peter Mason and Michael McCourt, both Vice Presidents of the Company. This new committee will be responsible for the daily operations of the Company and for developing and executing strategies to strengthen the overall operations of the Company.



                              SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

     Date:    March 4, 1996             MICROLYTICS, INC.


                                           By: /s/ Mike McCourt
                                           Name: Mike McCourt
                                           Title: Vice President, Engineering



                                           By: ________________________________
                                           Name: ______________________________
                                           Title: ______________________________